As filed with the Securities and Exchange Commission on December 23, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHATHAM LODGING TRUST
(Exact name of registrant as specified in its charter)

Maryland	27-1200777
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

222 Lakeview Avenue, Suite 200
West Palm Beach, Florida 33401
(561) 802-4477
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey H. Fisher
Chief Executive Officer
222 Lakeview Avenue, Suite 200
West Palm Beach, Florida 33401
(561) 802-4477
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David C. Wright
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200
(804) 788-8218 (Telecopy)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)(3)
Common shares of beneficial interest, $0.01 par value per share	$25,000,000	$2,898

(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), the shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(3)
The registrant filed a Registration Statement on Form S-3 (File No. 333-193390) (the “Prior Registration Statement”), which registered an aggregate of $25,000,000 of common shares of beneficial interest of the registrant, $24,396,716 of which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes the Unsold Securities and the registrant is continuing to apply the previously paid filing fee of $3,142 associated with the Unsold Securities to the Unsold Securities hereunder. Accordingly, the amount of the registration fee has been based on the additional $603,284 of securities registered. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration

Statement will be deemed terminated as of the date of effectiveness of this registration statement.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, December 23, 2016
PROSPECTUS

Dividend Reinvestment and Direct Share Purchase Plan
Up to $25,000,000
Common Shares

This prospectus relates to up to $25,000,000 of our common shares of beneficial interest, $0.01 par value per share, or our common shares, of Chatham Lodging Trust registered for purchase under the Chatham Lodging Trust Dividend Reinvestment and Direct Share Purchase Plan, or the Plan.
The Plan provides our shareholders with a simple and convenient method of reinvesting cash dividends and distributions and purchasing common shares. By participating in the Plan, you may purchase common shares by reinvesting some or all of the cash dividends and distributions that you receive on your common shares, subject to a minimum reinvestment percentage of 10%. You may also make optional cash purchases of common shares of between $50 and $10,000 per month and, with our prior approval, in excess of $10,000 per month. Highlights of the Plan include:

•	Any registered shareholder may elect to participate in the Plan.

•	Optional full or partial dividend reinvestment options, subject to a minimum reinvestment percentage of 10%.

•	Optional cash purchases on a weekly basis of between $50 and $10,000, subject to an aggregate monthly limit of $10,000, or with our prior approval, in excess of $10,000 per month.

•	Interested prospective investors who are not currently holders of our common shares may make their initial purchase through the Plan, subject to a minimum purchase of $250.

•	Up to a 5% discount on the purchase price of common shares purchased under the Plan for purchases, with our prior approval, in excess of $10,000 per month.

•	Available certificate safekeeping in book-entry form at no charge to participants.

•	Detailed record keeping and reporting will be provided at no charge to participants.

•	Optional automatic investment withdrawals from your bank account.
Our common shares are listed on the New York Stock Exchange, or NYSE, under the trading symbol “CLDT.” On December 22, 2016, the closing price of our common shares on the NYSE was $20.67 per share.

Investing in our common shares involves risks. Before making a decision to invest in our common shares, you should carefully read and consider the risks described under the caption “Risk Factors” beginning on page 1 of this prospectus and in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  , 2016.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The rules of the Securities and Exchange Commission, or SEC, allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended by our Annual Report on Form 10-K/A filed with the SEC on March 24, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A filed on April 8, 2016;

•	our Current Reports on Form 8-K filed on January 4, 2016, February 1, 2016, February 26, 2016, March 1, 2016 and May 19, 2016; and

•	the description of our common shares included in our registration statement on Form 8-A filed on April 14, 2010.
All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any documents that we previously filed with the SEC. In addition, all documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any documents that we previously filed with the SEC.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Chatham Lodging Trust, 222 Lakeview Avenue, Suite 200, West Palm Beach, Florida 33401, Attn: Chief Financial Officer, Telephone: (561) 802-4477.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement of which this prospectus is a part and the exhibits and schedules thereto, can be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may be available on our website at www.chathamlodgingtrust.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the common shares offered by this prospectus. You may review a copy of the registration statement and its exhibits and schedules at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
When used in this prospectus, in future filings with the SEC or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business and investment strategy;

•	our forecasted operating results;

•	completion of hotel acquisitions;

•	our ability to obtain future financing arrangements;

•	our expected leverage levels;

•	our understanding of our competition;

•	market and lodging industry trends and expectations;

•	our investment in joint ventures;

•	anticipated capital expenditures; and

•	our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information available to us at the time the forward-looking statements are made. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, prospects, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make an investment decision concerning our common shares. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

•
the factors included or incorporated by reference in this prospectus, including those set forth under the sections titled “Risk Factors” herein and in our most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and in the other documents that we file with the SEC;

•	general volatility of the financial markets and the market price of our common shares;

•	performance of the lodging industry in general;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	availability of and our ability to attract and retain qualified personnel;

•	our leverage levels;

•	our capital expenditures;

•	changes in our industry and the markets in which we operate, interest rates or the general U.S. or international economy;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and

•	the degree and nature of our competition.
All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY
We are an internally managed hotel investment company organized in October 2009 to invest primarily in premium-branded upscale extended-stay and select-service hotels. We currently own 38 hotels with an aggregate of 5,712 rooms located in 15 states and the District of Columbia. We also currently hold (i) a 10.3% noncontrolling interest in a joint venture (the “NewINK JV”) with affiliates of NorthStar Realty Finance Corp. (“NorthStar”), which was formed in the second quarter of 2014 and acquired 47 hotels comprising an aggregate of 6,097 rooms from a joint venture between us and Cerberus Capital Management and (ii) a 10.0% noncontrolling interest in a separate joint venture (the “Inland JV”) with affiliates of NorthStar, which was formed in the fourth quarter of 2014 and acquired 48 hotels from Inland American Real Estate Trust, Inc., comprising an aggregate of 6,401 rooms. Our current portfolio of wholly owned hotels includes upscale extended-stay hotels that operate under the Residence Inn by Marriott® brand and the Homewood Suites by Hilton® brand, as well as premium-branded select-service hotels that operate under the Courtyard by Marriott® brand, the Hampton Inn or Hampton Inn and Suites by Hilton® brand, the SpringHill Suites by Marriott® brand, the Hilton Garden Inn by Hilton® brand and the Hyatt Place® brand.
We are the sole general partner of our operating partnership, Chatham Lodging, L.P. Substantially all of our assets are held by, and all of our operations are conducted through, our operating partnership.
Our principal executive offices are located at 222 Lakeview Avenue, Suite 200, West Palm Beach, Florida 33401. Our telephone number is (561) 802-4477. Our website is www.chathamlodgingtrust.com. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus.

RISK FACTORS
Before purchasing the common shares offered by this prospectus you should carefully read and consider all of the information contained or incorporated by reference into this prospectus, including the risk factors described below as well as the risk factors incorporated by reference in this prospectus from our most recently filed Annual Report on Form 10-K, as updated by those risk factors included in our subsequent Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and our other filings with the SEC under the Exchange Act (which information is incorporated by reference into this prospectus) and our reports and other filings with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus. Any one of the risks discussed could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or not identified, may also materially and adversely affect our business, prospects, financial condition and results of operations.
You will not know the price of our common shares at the time you make an investment decision.
Although we describe generally in this prospectus how the price of any common shares you purchase will be determined, you will not know the price of the common shares you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.
The price of our common shares may fluctuate between the time you make an investment decision and the time our common shares are purchased or sold by you.
The price of our common shares may fluctuate between the time you decide to purchase common shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.
If you instruct the Plan Administrator to sell common shares under the Plan, you may not be able to direct the time or price at which your shares are sold. The price of our common shares may decline between the time you decide to sell common shares and the time of actual sale.

USE OF PROCEEDS
We cannot determine precisely the number of common shares that ultimately may be sold pursuant to the Plan, the extent to which shares will be purchased directly from us rather than in the open market, or the prices at which shares will be sold. We will use the net proceeds from any purchases of common shares directly from us under the Plan for general business purposes, including funding our investment activity, repayment of indebtedness and working capital. We will not receive any proceeds from any common shares purchased in open market transactions.

DIVIDEND REINVESTMENT AND DIRECT SHARE PURCHASE PLAN
Details of the Plan are set forth below in question and answer format. Further questions and correspondence should be directed to either Chatham Lodging Trust or the plan administrator, Wells Fargo Shareowner Services (the “Plan Administrator” or “Wells Fargo”) through one of the methods identified below:
To Chatham Lodging Trust:

Chatham Lodging Trust
222 Lakeview Avenue, Suite 200
West Palm Beach, Florida 33401
(561) 802-4477
www.chathamlodgingtrust.com
To the Plan Administrator:
Internet:
shareowneronline.com
Available 24 hours a day, 7 days a week for access to account information and answers to many common questions and general inquiries.
Email:
Go to shareowneronline.com and select Contact Us.
Telephone
1-800-468-9716 Toll-Free
(651) 450-4064 outside the United States
Shareowner Relations Specialists are available Monday through Friday, from 8:00 a.m. to 8:00 p.m. Eastern Time.
You may also access your account information 24 hours a day, 7 days a week using our automated voice response system.
Written correspondence:
Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856
Certified and overnight delivery
Wells Fargo Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100

The Company may replace the Plan Administrator at any time upon written notice to the Plan Administrator and may designate another qualified administrator as successor Plan Administrator for all or a part of the Plan Administrator’s functions under the Plan. All participants would be notified of any such change. If the Company changes the Plan Administrator, references in this prospectus to Plan Administrator shall be deemed to be references to the successor Plan Administrator, unless the context requires otherwise.
Purpose

1.	What is the purpose of the Plan?
The purpose of the dividend reinvestment component of the Plan is to provide our shareholders with a simple and convenient method of investing cash dividends and distributions in additional common shares. The optional cash purchase component of the Plan permits current shareholders and prospective investors to purchase common shares on a weekly basis in amounts, subject to certain exceptions, ranging from $50 to $10,000, subject to an aggregate monthly limit of $10,000 or, with our prior approval, in excess of $10,000 (see Question 14). Participants in the Plan may have cash dividends and distributions automatically reinvested without charges for recordkeeping, and may take advantage of the custodial and reporting services provided by the Plan Administrator, at no additional cost. The Plan is intended to benefit long-term investors who want to increase their investment in our common shares over time.

2.	What are the advantages of participating in the Plan?

•
The Plan provides participants with the opportunity to purchase additional common shares, if desired, by automatically reinvesting through the Plan all or a portion of the cash dividends they receive on our common shares, subject to a minimum reinvestment percentage of 10%.

•
The Plan also provides participants with the opportunity to purchase additional common shares directly from us, if desired, by investing additional cash on a weekly basis ranging from $50 to $10,000, subject to an aggregate monthly limit of $10,000, or, with our prior approval, in excess of $10,000, with or without enrolling in the dividend reinvestment portion of the Plan.

•
There are no transaction or processing fees, expenses or service charges on common shares purchased under the Plan with reinvested dividends. Participants will, however, pay certain transaction and processing fees in connection with the optional cash purchase portion of the Plan and the sale of your shares. See “Summary of Plan Options and Fees” in this prospectus.

•
Funds invested in the Plan are fully invested through the purchase of fractional shares, as well as whole shares, and proportionate cash dividends on fractional shares are used to purchase additional shares.

•
There is a “safekeeping” service that allows participants to deposit common share certificates with the Plan Administrator and have their share ownership maintained in book-entry form on the Plan Administrator’s records as part of the Plan account. There is no charge for this service.

•
Participants will receive statements containing year-to-date information on all Plan transactions in their account within a reasonable time after a transaction occurs, designed to simplify their record keeping.

3.	What are the disadvantages of participating in the Plan?

•	For U.S. federal income tax purposes, a shareholder is generally treated as having received dividend income on the dividend payment date.

•
With respect to participants who elect to reinvest their dividends, such dividend generally will give rise to a tax liability even though no cash was actually received. See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus.

•	No interest will be paid by us or the Plan Administrator on dividends held pending reinvestment or on optional cash purchase payments held pending investment. See Question 17.

•
Participants bear the risk of loss and the benefits of gain from market price changes for all of their common shares. NEITHER WE NOR THE PLAN ADMINISTRATOR CAN GUARANTEE THAT COMMON SHARES PURCHASED UNDER THE PLAN WILL, AT ANY PARTICULAR TIME, BE WORTH MORE OR LESS THAN THEIR PURCHASE PRICE.

•
The price of our common shares may fluctuate in the interim between your investment decision and the time of the actual purchase and may decline between the time you decide to sell and the time at which your common shares are actually sold.

•
We may, in our sole discretion and without prior notice to participants, change our determination as to whether common shares will be purchased by the Plan Administrator directly from us or through market purchases. This determination will be made by us based upon general market conditions, the relationship between purchase price and book value per share, regulatory requirements and other factors.

4.	Is there a cost to participate in the Plan?
We will pay all administrative costs associated with the reinvestment of dividends under the Plan. There are no transaction or processing fees, expenses or service charges under the Plan in connection with purchases under the dividend reinvestment portion of the Plan; however, if you enroll in the plan through a broker, bank or other nominee, they may charge you a fee for participating on your behalf. If the Plan purchases shares with reinvested dividends in market transactions instead of directly from us, we will pay any brokerage fees or commissions on such purchases.
With respect to the optional cash purchase portion of the Plan, we generally will pay all administrative costs. There are generally no transaction or processing fees, commissions, expenses or service charges under the Plan in connection with purchases under the optional cash purchase portion of the Plan; however, a participant will be responsible for paying certain fees associated with the sale of any shares held in his or her Plan account and for certain other administrative matters. See “Summary of Plan Options and Fees” in this prospectus for a summary of the fees that apply to your participation in the Plan and the sale of your shares.
Administration

5.	What does the Plan Administrator do?
The Plan Administrator administers the Plan for participants, keeps records, sends statement of accounts to participants, and performs other duties relating to the Plan, including the safekeeping of the shares purchased for each participant. The Plan Administrator also acts as the dividend disbursing agent, transfer agent and registrar for our common shares.
Participation and Enrollment

6.	Who is eligible to participate?
You may participate in the Plan if: (a) you are a “registered holder”; that is, your shares are registered in your name on our books, (b) you are a “beneficial owner”; that is, your shares are registered in a name other than your name (for example, in the name of a broker, bank or other nominee) (see Question 8), or (c) you are a new investor.

If you live outside the United States, you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan, or affect the terms of the Plan. We have the right to terminate participation of any shareholder if we deem it advisable under any foreign laws or regulations. Tax consequences of Plan participation may vary under foreign laws or regulations, and you should determine the tax treatment of Plan features before you decide to invest through the Plan.
The Plan is intended for the benefit of our investors and not for persons or entities who engage in transactions that cause or are designed to cause aberrations in the price or trading volume of our common shares. Notwithstanding anything in the Plan to the contrary, we reserve the right to exclude from participation in the Plan at any time any persons or entities, as determined in our sole discretion.

7.	How do I enroll in the Plan?
The Plan is an “opt-in” plan. If you are a registered holder of our common shares, you may join the Plan by signing an Account Authorization Form and returning it to the Plan Administrator or by going online to the Plan Administrator’s website, shareowneronline.com. If you are enrolling for dividend reinvestment, the Account Authorization Form must be received by the Plan Administrator prior to the dividend record date in order to take effect as of the related dividend payment. A dividend record date is, with respect to any dividend or other distribution authorized by our Board of Trustees and declared by us, the date set by our Board of Trustees for determining shareholders of record entitled to receive the dividend or other distribution.
If you are a beneficial holder of our common shares, you should follow the procedure described in the answer to Question 8.
You may join the Plan in any of the following ways:
If you are an existing registered shareowner:

1.	Go to shareowneronline.com

2.	Select “Sign Up Now!”

3.	Enter your Authentication ID* and Account Number

*If you do not have your Authentication ID, select “I do not have my Authentication ID.” For security, this number is required for first time sign on.
If you are a new investor:

1.	Go to shareowneronline.com

2.	Under Invest in a Plan, select Direct Purchase Plan

3.	Select Chatham Lodging Trust

4.	Under New Investors, select “Invest Now”

5.	Follow instructions on the Buy Shares

If you are enrolling by making an optional cash purchase of less than $10,000, the Account Authorization Form and investment funds must be received by the Plan Administrator at least two business days before the date such funds are to be invested for a particular week (see Question 12). Account Authorization Forms may be obtained at any time by telephone, online at shareowneronline.com or written request to the Plan Administrator.

8.	How do I enroll in the Plan if I am a beneficial owner?
If you are a beneficial owner, that is your shares are held on the books of the Plan Administrator in the name of a broker, bank or other nominee (a “Nominee”), your distributions will be reinvested automatically by the Nominee in additional shares under the Plan only if your Nominee provides such a service and you elect to participate in the Plan. Many Nominees do not provide such a service and routinely request dividends and other distributions to be paid in cash on all shares registered in their names. Therefore, if your shares are held for your account by a Nominee and you would like to participate in the Plan, then, in addition to enrolling in the Plan as provided in Question 7, you must either make appropriate arrangements for your Nominee to participate on your behalf, or you must become a shareholder of record by having a part or all of your shares transferred to your own name. If your shares are held in the name of a Nominee, you should contact the Nominee for details.
Reinvestment of Dividends under the Plan

9.	How does reinvestment of dividends under the Plan work?
As a participant, when our Board of Trustees authorizes, and the Company declares, a cash dividend or distribution, on the payment date for such cash dividend or distribution you will have credited to your Plan account the number of whole and fractional shares (computed to three decimal places) that could be obtained, at the price determined in accordance with the answer to Question 13, with the cash, net of any applicable withholding taxes, that would have been paid to you if you were not a participant enrolled in the dividend reinvestment portion of the Plan. See Question 11 for more information regarding the dividend reinvestment options available to you under the Plan. Such shares will be acquired by the Plan Administrator for participants either (i) directly from the Company through the issuance of common shares or (ii) through open market transactions. Open market purchases may be made on any securities exchange where the common shares are traded, in the over-the-counter market or in privately negotiated transactions with third persons, and may be on such terms as to price, delivery and otherwise as we may determine. We will determine, in our sole discretion, in accordance with applicable law, whether the Plan Administrator will acquire these shares from us or on the open market. Dividends will be invested beginning on the dividend or other distribution payment date, subject to certain exceptions as required by applicable law. If the common shares are to be newly issued shares, such shares will be issued or delivered on the dividend or distribution payment date. If our common shares are to be purchased by the Plan Administrator in the open market, the Plan Administrator will make every effort to invest any dividends it receives promptly beginning on each dividend or distribution payment date, and in no event later than 30 days from such date, except where reinvestment of such funds at a later date is necessary or advisable under any applicable securities laws.

10.	What if a shareholder would rather receive cash instead of reinvesting their dividends?
If you would rather receive a cash dividend, you should not enroll in the dividend reinvestment portion of the Plan. If you are enrolled in the dividend reinvestment portion of the Plan and no longer desire to reinvest dividends, you must notify the Plan Administrator online at shareowneronline.com, by telephone or in writing that you would like to terminate your participation in the dividend reinvestment portion of the Plan. You may terminate your participation in the dividend reinvestment portion of the Plan, and the Plan generally, at any time. The procedure for terminating participation in the Plan is explained in the answer to Question 28.

11.	What dividend reinvestment options are available to participants in the dividend reinvestment portion of the Plan?
A shareholder that desires to participate in the dividend reinvestment portion of the Plan has the option to reinvest all or a portion of the cash dividends payable on common shares held in the Plan in the manner described below. A participant can make or change its selection of either option set forth immediately below by completing and submitting to the Plan Administrator an Account Authorization Form and indicating your preference for full or partial dividend reinvestment, by accessing your Plan account at the Plan Administrator’s website, shareowneronline.com, or by calling the Plan Administrator and changing your election. Changes to your election must be received by the Plan Administrator prior to the dividend payment date.
Full Dividend Reinvestment. All cash dividends payable on shares held in the Plan, along with any shares held in physical certificate form or through book-entry Direct Registration Shares (“DRS”), will be used to purchase additional common shares. The participant will not receive cash dividends from us on shares held in the Plan or held in physical certificate form or through book-entry DRS; instead, all dividends payable on these shares will be reinvested pursuant to the Plan. Whole and fractional shares will be allocated to the Plan account.
Partial Dividend Reinvestment by Percentage. A participant may elect to reinvest a portion of the cash dividends payable on shares held in the Plan or held in physical certificate form or through book-entry DRS and to receive the remainder in cash, subject to a minimum reinvestment percentage of 10%. The reinvestment percentage elected by the participant will be applied to the total number of common shares held in the Plan, along with any shares held in physical certificate form or through book-entry DRS.
Purchase of Shares under the Plan

12.	How can I make an optional cash purchase?
Participants may make optional cash purchases on a weekly basis of $50 to $10,000, subject to an aggregate monthly limit of $10,000, in aggregate per month or, with our prior approval, in excess of $10,000 in any month. Question 19 describes the process for making optional cash purchases in excess of $10,000 in any month.
Participants may make payment for an optional cash purchase of $50 to $10,000 in one of three ways:

(a)
By Check. Participants can send a check in the amount of such participant’s optional cash purchase payable to “Shareowner Services,” in U.S. dollars drawn on a U.S. or Canadian financial institution. Cash, traveler’s checks, money orders or third party checks are not acceptable. Checks should be mailed to the Plan Administrator pursuant to the Account Authorization Form (for new participants) or the Transaction Request Form attached to the account statement (for current participants). Checks must be received by the Plan Administrator at least two business days before a Purchase Date (we describe a Purchase Date more fully in the answer to Question 13 below) in order to be invested on that date. When investing by check, participants do not need to invest the same amount each time they choose to purchase shares in the Plan. Participants are under no obligation to make investments in any week or month or otherwise participate in the Plan on an ongoing basis.

(b)
By One-Time Online Bank Debit. A registered holder of our common shares can make an optional cash purchase of $50 to $10,000 online by logging on to shareowneronline.com and following the online instructions. Registered holders should refer to the online confirmation for their bank account debit date and Purchase Date. When making an optional cash purchase by one-time online bank debit, registered holders do not need to invest the same amount each time and are under no obligation to make investments in any week, month or otherwise participate in the plan on an ongoing basis.

(c)
By Recurring Automatic Debits from a U.S. Bank Account. A registered holder may authorize the Plan Administrator to make optional cash purchases of $50 to $10,000 by recurring monthly or semi-monthly purchase of a specified dollar amount paid for by automatic withdrawal from the registered holder’s U.S. bank account. Participants can authorize the Plan Administrator to make the recurring withdrawals by completing and delivering to the Plan Administrator an Account Authorization Form or by following instructions on the Plan Administrator’s website, shareowneronline.com. Under this process, a participant’s funds will be withdrawn from such participant’s bank account, via automatic withdrawal, on the 5th and/or the 20th day of each month (or the next business day if the 5th or the 20th day is not a business day). Requests will be processed and will become effective as soon as administratively possible; however, registered holders should allow four to six weeks for the first purchase to be initiated when using this form of payment. Automatic deductions will continue at the level set until a registered holder changes his or her instructions by notifying the Plan Administrator. To terminate automatic withdrawal, written, signed instructions must be sent to the Plan Administrator. Alternatively, you can terminate monthly or semi-monthly deductions through shareowneronline.com. It is the responsibility of the registered holder to notify the Plan Administrator if any direct debit information changes. To be effective with respect to a particular investment date, a change request must be received by the Plan Administrator at least 15 trading days prior to the investment date.

13.	At what price will shares be purchased under the Plan?
Purchase Price of Shares for Optional Cash Purchase from $50 to $10,000. The price at which our authorized and unissued common shares will be purchased from us will be the average of the high and low price per share paid on the last day on which our common shares were traded preceding the investment date as reported on the consolidated tape for the NYSE listed securities administered by the Consolidated Tape Association. The purchase price of shares purchased in the open market will be the weighted average price per share of all shares purchased for a particular investment period.
Purchase Price of Shares for Optional Cash Purchases in Excess of $10,000. Shares purchased pursuant to an approved Request for Waiver will be purchased directly from us as described herein. If we grant the request to purchase shares pursuant to a Request for Waiver, there will be a “Pricing Period,” which will generally consist of one to 12 consecutive separate days as determined by us in our sole discretion during which our common shares are traded on the NYSE following our grant of the Request for Waiver; however, we do not expect that any part of a Pricing Period will occur during the period that commences on the date we go “ex-dividend” and ends on the dividend record date for our common shares. We expect that if we grant your request to purchase shares pursuant to a Request for Waiver, the dates of the Pricing Period will be set forth in the approved Request for Waiver. Each of these separate days will be a “Purchase Date,” and an equal proportion of your optional cash purchase will be invested on each trading day during such Pricing Period, subject to the qualifications listed below. The purchase price for shares acquired on a particular Purchase Date will be equal to 100% (subject to change as provided below) of the composite volume weighted average price, rounded to four decimal places, as traded on the composite exchanges during regular NYSE hours on the Purchase Date. The Plan Administrator will apply all optional cash purchases made pursuant to a Request for Waiver for which good funds are received on or before the first business day before the Pricing Period to the purchase of common shares on each Purchase Date of the applicable Pricing Period. The Purchase Price may be subject to a Threshold Price and may be reduced by the “Waiver Discount,” each as more fully described below.
Threshold Price. We may establish for a Pricing Period a minimum price, or the “Threshold Price,” applicable to optional cash purchases made pursuant to a Request for Waiver. At least three business days prior to the first day of the applicable Pricing Period, we will determine whether to establish a Threshold Price, and if the Threshold Price is established, its amount, and will so notify the Plan Administrator. This determination will be made by us in our discretion after a review of current market conditions, the level of participation in the Plan, and our current and projected capital needs. If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that equals the composite volume weighted average price, rounded to four decimal places, of our common shares as traded on the composite exchanges during regular NYSE hours on the Purchase Date. Except as provided below, we will exclude from the Pricing Period any trading day that the unsolicited composite volume weighted average price is less than the Threshold Price. We also will exclude from the Pricing Period and from the determination of the purchase price any day in which no common shares are quoted on the composite exchanges. For example, if the Threshold Price is not met for two of the trading days in a 10 day Pricing Period, then we will return 20% of the funds you submitted in connection with your Request for Waiver unless we have activated the pricing period extension feature for the Pricing Period which is described below. See Question 15 for more information relating to the return of unsubscribed funds.
Pricing Period Extension Feature. We may elect to activate for any particular Pricing Period a pricing period extension feature which will provide that the initial Pricing Period will be extended by the number of days that the Threshold Price is not satisfied, or on which no common shares are quoted on the composite exchanges, subject to a maximum of five trading days. If we elect to activate the pricing period extension feature and the Threshold Price is satisfied for any additional day that has been added to the initial Pricing Period, that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our common shares were not reported. For example, if the determined Pricing Period is 10 days, and the Threshold Price is not satisfied for three out of those 10 days in the initial Pricing Period, and we had previously announced at the time of the Request for Waiver acceptance that the pricing period extension feature was activated, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next three trading days (or a subset thereof), then those three days (or a subset thereof) will become Purchase Days in lieu of the three days on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash purchase will be invested.
Waiver Discount. Each month, at least three business days prior to the first day of the applicable Pricing Period, and at the same time the Threshold Price is determined, if any, we may establish a discount from the market price applicable to optional cash purchases made pursuant to a Request for Waiver. This discount (or the Waiver Discount) may be between 0% and 5% of the purchase price, and may vary each month and for each Pricing Period. The Waiver Discount will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining such additional funds through the sale of common shares as compared to other sources of funds and current and projected capital needs. Under no circumstances will the price of the common shares purchased from us pursuant to the Plan be at a price less than 95% (taking into account the Waiver Discount and any discount, brokerage fees or commissions paid by us on your behalf in connection with the purchase) of the composite volume weighted average price, rounded to four decimal places, or other common shares as quoted and obtained from Reuters, or the “Minimum Purchase Price.” If the methods by which the Plan Administrator calculates the purchase price for any common shares to be purchased pursuant to the Plan would result in a price lower than the Minimum Purchase Price, the purchase price for those shares shall be the Minimum Purchase Price. You may obtain the Waiver Discount applicable to the next month by contacting us via email at cldtpurchases@cl-trust.com. Setting a Waiver Discount for a particular month shall not affect the setting of a Waiver Discount for any subsequent month. The Waiver Discounts will apply only to optional cash purchases of more than $10,000 (or other applicable maximum monthly amount). The Waiver Discounts will apply to the entire optional cash purchase and not just the portion of the optional cash purchase that exceeds $10,000.
We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $10,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any request for waiver or within a Pricing Period as determined by us.

14.	When will common shares be purchased under the Plan?
Initial and Optional Cash Purchases up to $10,000. We expect that any initial, recurring, or one-time optional cash investment will be invested within five (5) trading days, and in no event, more than 35 trading days, except where postponement is necessary to comply with Regulation M under the Exchange Act or other applicable provisions of securities law. In making purchases for the participant’s account, the Plan Administrator may commingle a participant’s funds with those of other participants of the Plan. Purchases may be subject to certain fees and conditions (see “Summary of Plan Options and Fees” here). Once a participant has placed an order, a refund request for an optional cash investment made by check must be received in writing by the Plan Administrator not less than two (2) trading days before such amount is to be invested. No interest will be paid on funds pending investment held by the Plan Administrator.
Optional Cash Purchases in Excess of $10,000. If we grant the request to purchase shares pursuant to a Request for Waiver, there will be a “Pricing Period,” which will generally consist of one to 12 consecutive separate days as determined by us in our sole discretion during which our common shares are traded on the NYSE following our grant of the Request for Waiver. If we grant your request to purchase shares pursuant to a Request for Waiver, the dates of the Pricing Period will be set forth in the approved Request for Waiver. Each of these separate days will be a “Purchase Date.” See the answer to Question 13 for additional information regarding the specific dates in the Pricing Period when shares will be purchased under the Plan.

15.	What happens with dishonored payments or unsubscribed funds?
Dishonored Payments. If any check, draft or automatic withdrawal that is tendered or ordered by a participant as payment to the Plan Administrator to purchase common shares is dishonored, refused or returned, such participant agrees that the purchased shares when credited to the participant’s account may be sold, on the Plan Administrator’s order, without the participant’s consent or approval, to satisfy the amount owing on the purchase. The “amount owing” will include the purchase price paid, any purchase and sale transaction fees, any brokerage commissions and the Plan Administrator’s return fee of $35.00. If the sale proceeds of purchased shares are insufficient to satisfy the amount owing, such participant authorizes the Plan Administrator to sell additional shares then credited to the participant’s account as necessary to cover the amount owing, without the participant’s further consent or authorization. The Plan Administrator may sell shares to cover an amount owing as a result of the participant’s order in any manner consistent with applicable securities laws. Any sale for that purpose on a national securities market will be considered to be commercially reasonable. A participant grants the Plan Administrator a security interest in all shares credited to such participant’s account, including securities subsequently acquired and held or tendered for deposit, for purposes of securing any amount owing as described in this paragraph.
Return of Unsubscribed Funds. We will return a portion of each optional cash purchase in excess of $10,000 for each trading day of a Pricing Period or extended Pricing Period, if applicable, for which the Threshold Price is not met or for each day in which no common shares are traded on the New York Stock Exchange. We refer to this portion of the optimal cash purchase as “unsubscribed funds.” Any unsubscribed funds will be returned within five business days after the last day of the Pricing Period, or if applicable, the extended Pricing Period, without interest. The amount returned will be based on the number of days during which the Threshold Price was not met compared to the number of days in the Pricing Period or extended Pricing Period. For example, the returned amount in a 10 day Pricing Period will equal one-tenth (1/10) of the total amount of such optional cash purchase (not just the amount exceeding $10,000) for each trading day that the Threshold Price is not met or for each trading day in which sales are not reported. Setting a Threshold Price for a Pricing Period will not affect the setting of a Threshold Price for any other Pricing Period. We may waive our right to set a Threshold Price for any particular Pricing Period. Neither we nor the Plan Administrator is required to give you notice of the Threshold Price for any Pricing Period.

16.	What is the source of shares purchased under the Plan?
All optional cash purchases or reinvested dividends will be used to purchase, in our sole discretion, either newly issued shares directly from us or shares on the open market. Open market purchases may be made on any securities exchange where the common shares are traded, in the over-the-counter market or in privately negotiated transactions with third persons, and may be on such terms as to price, delivery and otherwise as we may determine.

17.	Will I earn interest on funds in my Plan account prior to investment or return to me?
No. Interest will not be paid on funds deposited by you in your Plan account pending investment or return to you.

18.	Are funds or common shares held in my Plan account insured?
No. Funds held in your Plan account pending investment or return are not treated as a bank deposit or account and are not insured by the Federal Deposit Insurance Corporation, or the FDIC, or any other governmental agency or instrumentality.
The common shares are not insured by the FDIC or any other government agency, are not deposits or other obligations of, and are not guaranteed by the Plan Administrator or us, and are subject to investment risks, including possible loss of principal amount invested. Common shares held in the Plan are not subject to protection under the Securities Investor Protection Act of 1970.

19.	How do I make optional cash purchases in excess of $10,000?
Participants may make optional cash purchases in excess of $10,000 in any month with our prior approval, by the following process:
Request for Waiver. Cash purchases of more than $10,000 in any month may be made only pursuant to our acceptance of a request to make such a purchase. If participants wish to make an optional cash purchase in excess of $10,000 (or other maximum amount established by us) for any month, participants must obtain our prior written approval with a form, or a “Request for Waiver,” and a copy of such written approval must accompany any such optional cash purchase. We have sole discretion to grant any approval for optional cash purchases in excess of the allowable maximum amount. Unless the participant has complied with these procedures, any amount submitted for investment over $10,000 will be returned without interest. Participants may make a Request for Waiver by contacting us at (561) 802-4477. Completed Request for Waiver forms should be submitted to us via email to cldtpurchases@cl-trust.com no later than three business days prior to the applicable Pricing Period. We will notify the participant as to whether the Request for Waiver has been granted or denied, either in whole or in part, within one business day of the receipt of the request. If the Request for Waiver is granted in part, we will advise the participant of the maximum amount that will be accepted in connection with the purchase. If the request is approved, the Plan Administrator must receive the funds for the purchase prior to or on the applicable date specified by the Plan Administrator for the relevant Pricing Period (which typically will be one business day prior to the applicable Pricing Period). If a response is not received in connection with the Request for Waiver, the participant should assume that the request has been denied. We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $10,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any Request for Waiver. For more information regarding a particular Pricing Period (including applicable Pricing Period start dates), please contact us at (561) 802-4477. Participants may make payment for an optional cash purchase in excess of $10,000 in accordance with the instructions contained in the Request for Waiver.

Purchase Price of Shares for Optional Cash Purchases in Excess of $10,000. Shares purchased pursuant to an approved Request for Waiver will be purchased directly from us as described herein. If we grant the request to purchase shares pursuant to a Request for Waiver, there will be a Pricing Period, which will generally consist of one to 12 consecutive separate days as determined by us in our sole discretion during which our common shares are traded on the NYSE following our grant of the Request for Waiver; however, we do not expect that any part of a Pricing Period will occur during the period that commences on the date we go “ex-dividend” and ends on the dividend record date for our common shares. We expect that if we grant your request to purchase shares pursuant to a Request for Waiver, the dates of the Pricing Period will be set forth in the approved Request for Waiver. Each of these separate days will be a Purchase Date, and an equal proportion of your optional cash purchase will be invested on each trading day during such Pricing Period, subject to the qualifications listed below. The purchase price for shares acquired on a particular Purchase Date will be equal to 100% (subject to change as provided below) of the composite volume weighted average price, rounded to four decimal places, as traded on the composite exchanges during regular NYSE hours on the Purchase Date. The Plan Administrator will apply all optional cash purchases made pursuant to a Request for Waiver for which good funds are received on or before the first business day before the Pricing Period to the purchase of common shares on each Purchase Date of the applicable Pricing Period. The Purchase Price may be subject to a Threshold Price and may be reduced by the Waiver Discount, each as more fully described below.
Threshold Price. We may establish for a Pricing Period a minimum price, or the “Threshold Price,” applicable to optional cash purchases made pursuant to a Request for Waiver. At least three business days prior to the first day of the applicable Pricing Period, we will determine whether to establish a Threshold Price, and if the Threshold Price is established, its amount, and will so notify the Plan Administrator. This determination will be made by us in our discretion after a review of current market conditions, the level of participation in the Plan, and our current and projected capital needs. If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that equals the composite volume weighted average price, rounded to four decimal places, of our common shares as traded on the composite exchanges during regular NYSE hours on the Purchase Date. Except as provided below, we will exclude from the Pricing Period any trading day that the unsolicited composite volume weighted average price is less than the Threshold Price. We also will exclude from the Pricing Period and from the determination of the purchase price any day in which no common shares are quoted on the composite exchanges. For example, if the Threshold Price is not met for two of the trading days in a 10 day Pricing Period, then we will return 20% of the funds you submitted in connection with your Request for Waiver unless we have activated the pricing period extension feature for the Pricing Period which is described below. See Question 15 for more information relating to the return of unsubscribed funds.
Pricing Period Extension Feature. We may elect to activate for any particular Pricing Period a pricing period extension feature which will provide that the initial Pricing Period will be extended by the number of days that the Threshold Price is not satisfied, or on which no common shares are quoted on the composite exchanges, subject to a maximum of five trading days. If we elect to activate the pricing period extension feature and the Threshold Price is satisfied for any additional day that has been added to the initial Pricing Period, that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our common shares were not reported. For example, if the determined Pricing Period is 10 days, and the Threshold Price is not satisfied for three out of those 10 days in the initial Pricing Period, and we had previously announced at the time of the Request for Waiver acceptance that the pricing period extension feature was activated, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next three trading days (or a subset thereof), then those three days (or a subset thereof) will become Purchase Days in lieu of the three days on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash purchase will be invested.

Waiver Discount. Each month, at least three business days prior to the first day of the applicable Pricing Period, and at the same time the Threshold Price is determined, if any, we may establish a discount from the market price applicable to optional cash purchases made pursuant to a Request for Waiver. This discount (or the Waiver Discount) may be between 0% and 5% of the purchase price, and may vary each month and for each Pricing Period. The Waiver Discount will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining such additional funds through the sale of common shares as compared to other sources of funds and current and projected capital needs. Under no circumstances will the price of the common shares purchased from us pursuant to the Plan be at a price less than 95% (taking into account the Waiver Discount and any discount, brokerage fees or commissions paid by us on your behalf in connection with the purchase) of the composite volume weighted average price, rounded to four decimal places, or other common shares as quoted and obtained from Reuters, or the “Minimum Purchase Price.” If the methods by which the Plan Administrator calculates the purchase price for any common shares to be purchased pursuant to the Plan would result in a price lower than the Minimum Purchase Price, the purchase price for those shares shall be the Minimum Purchase Price. You may obtain the Waiver Discount applicable to the next month by contacting us via email at cldtpurchases@cl-trust.com. Setting a Waiver Discount for a particular month shall not affect the setting of a Waiver Discount for any subsequent month. The Waiver Discounts will apply only to optional cash purchases of more than $10,000 (or other applicable maximum monthly amount). The Waiver Discounts will apply to the entire optional cash purchase and not just the portion of the optional cash purchase that exceeds $10,000.
We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $10,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any request for waiver or within a Pricing Period as determined by us.
Reports to Participants

20.	What accounts are maintained for participants and what reports on these accounts do participants receive?
The Plan Administrator will maintain a separate Plan account for each participant. All shares issued to participants under the Plan will be credited to their Plan account. The Plan Administrator will mail to each participant a statement confirming the issuance of shares after the allocation of shares is made. The statement will show the amount of the dividend or distribution, the price at which shares were credited, the number of full and fractional shares credited, the number of shares previously credited and the cumulative total of shares credited. In addition, participants will receive copies of our annual and quarterly reports to shareholders, proxy statements and dividend income information for tax purposes. Participants may also view year-to-date transaction activity in their Plan account under the Plan for the current year, as well as activity in prior years, by accessing their Plan account at shareowneronline.com.
Voting of Shares

21.	How will a participant’s shares be voted at meetings of shareholders?
Participants in the Plan will receive voting materials and have the sole right to vote the common shares held for them in the Plan. In the event a participant does not provide direction for voting, the Plan shares will not be voted.
The participant is encouraged to read the information contained in the voting materials carefully. Votes may be submitted online, by telephone or by returning the signed, dated proxy card. A participant’s shares will be voted in accordance with the most recent submitted instructions.

Certificates for Shares/Safekeeping

22.	Will certificates be issued for shares issued under the Plan?
No. Certificates for shares issued under the Plan will not be furnished. For your convenience, the Plan Administrator will maintain the shares purchased for your Plan Account in non-certificated, “book entry” form. A participant requesting termination may elect to retain his or her shares or to sell all or a portion of his or her shares in the Plan account. If a participant chooses to retain the Plan shares, they will be converted and held in book-entry DRS. Any fractional shares will be sold and a check will be sent to the participant for the proceeds. See “Summary of Plan Options and Fees” in this prospectus.

23.	Can share certificates be deposited into a shareholder’s Plan account for safekeeping?
Common shares that you buy under the Plan will be maintained in your Plan Account in book-entry, rather than certificate, form. A participant may deposit any other common shares that he or she holds in certificate form into his or her Plan Account for “safekeeping” to be held in book-entry form. To deposit shares, send the certificate(s) to the Plan Administrator, at the address provided on page 3 of this prospectus, by registered or certified mail, with return receipt requested, or some other form of traceable mail, and properly insured for at least 2% of the current value. Do not sign the certificate(s) or complete the assignment section. When submitting certificate(s) for deposit into the Plan account, be sure to include a written request to have the certificate(s) deposited. Shares that are deposited will thereafter be credited in book-entry form to the Plan account. The advantages of holding shares in book-entry form include protection against certificate loss, theft and damage.
Instructions for Mailing Certificates. Regardless of the mailing method used, you bear the full risk of loss if the certificates are lost or stolen. Please do not endorse your certificates prior to mailing.
Optional Mail Loss Insurance. The participant is advised that choosing registered, express or certified mail alone will not provide full protection, should the certificates become lost or stolen. Mail loss insurance provides the coverage needed to replace and reissue the shares should they become lost or stolen through the mail. The Plan Administrator can provide low-cost loss insurance for certificates being returned to be held by the Plan Administrator in book-entry form. Replacement transaction fees may also apply.
To take advantage of the optional mail loss insurance, simply include a check in the amount of $10.00, made payable to ‘WFSS Surety Program’, along with the certificates and instructions. Choose an accountable mail delivery service such as Federal Express, United Parcel Service, DHL, Express Mail, Purolator, TNT, or United States Postal Service Registered Mail. Any one shipping package may not contain certificates exceeding a total value of $100,000. The value of certificate shares is based on the closing market price of the common stock on the trading day prior to the documented mail date.
Claims related to lost certificates under this service must be made within 60 days of the documented delivery service mail date. A copy of the certificate(s) mailed, along with proof that it was sent by trackable mail should be submitted with the claim. This is specific coverage for the purpose of converting shares to book-entry form and the surety is not intended to cover certificates being tendered for certificate breakdown or exchange for other certificates.

24.	How do I sell or transfer shares in my account?
Participants may sell or transfer shares in their Plan account by contacting the Plan Administrator. Shares may be sold through a market order or a batch order, depending on how the sale request is submitted.

Market Order. A market order is a request to sell shares promptly at the current market price. Market order sales may be requested through the Plan Administrator’s website, shareowneronline.com, or by calling the Plan Administrator directly at (800) 468-9716 (within the United States and Canada). Market order sale requests received at shareowneronline.com or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m., Eastern Time). Any orders received after 4:00 p.m., Eastern Time, or any order received prior to 4:00 p.m., Eastern Time for which all or a portion of the order remains unsold at the market close will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by the Plan Administrator’s broker, less a service charge of $25 and sale trading commission, currently $0.12 per share. Once a market order is placed, a market order request cannot be canceled by the participant.
Batch Order. A batch order is an accumulation of all sales requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. Batch order sales may be requested through the Plan Administrator’s website, shareowneronline.com, or by calling the Plan Administrator directly at (800) 468-9716 (within the United States and Canada). The Plan Administrator will cause a participant’s shares to be sold on the open market within five business days of receipt of a request. To maximize cost savings for batch order sale requests, the Plan Administrator will combine each selling participant’s shares with those of other selling participants. In every case of a batch order sale, the price paid to each selling program participant shall be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a service charge of $15 and sale trading commission, currently $0.12 per share. A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally by mailed by first class mail as soon as administratively possible after the settlement date. Once a batch order is placed, a batch order request cannot be canceled by the participant.
Day Limit Order (online or telephone). Sale requests for a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The sale will be executed when and if the market price of our common shares reaches, or exceeds, the specified price on the day the order was placed. The request will be automatically canceled if the price is not met by the end of the trading day. Once a Day Limit Order is placed, a Day Limit Order request cannot be canceled by the participant.
Good-‘Til-Date (GTD) or Good-‘Til-Canceled GTC) Limit Orders (online or telephone). Requests to sell shares with a GTD and GTC Limit Order will be promptly submitted by the Plan Administrator to a broker. The sale will be executed when and if the market price of our common shares reaches, or exceeds, the specified price at any time while the order remains open (up to the date requested or 90 days for GTC Limit Orders). The request will be automatically canceled if the price is not met by the end of the order period. A GTD or GTC Limit Order may be canceled by the applicable stock exchange or the participant.
Stop Order (online or telephone). Requests to sell shares will be promptly submitted by the Plan Administrator to a broker for a Stop Order. The sale will be executed when the market price of our common shares reach a specified price, at which time the order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).
The Plan Administrator may, for various reasons, require a transaction request to be submitted in writing. Participants should contact the Plan Administrator to determine if their particular request, including any sales request, must be submitted in writing. The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold and no one, other than the Plan Administrator, will select the broker(s) through or from whom sales are to be made.

Participants should be aware that the market price of our common shares may rise or fall during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale on the open market. Instructions sent to the Plan Administrator to sell shares are binding and may not be rescinded. If a participant prefers to have complete control as to the exact timing and sales prices, participants can request to transfer the shares to a broker.
First-In, First-Out Method Used to Determine Tax Basis of Shares Sold. The Plan assumes that each participant will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference in writing to the Plan Administrator. Participants may designate their preference for specific identification cost at any time.

25.	How do I transfer or gift shares to another person?
To authorize a transfer or gift of shares, a participant must submit a Stock Power Form with instructions to transfer ownership of shares to the Plan Administrator. The Form can be found on our website at shareowneronline.com. For additional assistance regarding the transfer of Plan shares, contact the Plan Administrator. The Stock Power Form will require a “Medallion Signature Guarantee” by a financial institution. A Medallion Signature Guarantee is a special guarantee for securities and may be obtained through a financial institution such as a broker, bank, savings and loan association, or credit union who participates in the Medallion Signature Guarantee program. The guarantee ensures that the individual requesting the transfer of securities is the owner of those securities. Most banks and brokers participate in the Medallion Signature Guarantee program.
If a participant’s request to transfer all Plan shares in a Plan account is received between a dividend record date and payable date, the request will be processed and a separate dividend check will be mailed to the participant.
A participant can also gift shares from a Plan account to a non-participant by making an initial cash investment to establish a Plan account in the recipient’s name. An optional cash investment can also be submitted on behalf of an existing Plan participant. If a participant’s investments or transfers are made to an existing Plan account, dividends on the shares credited to such investments or transfers will be invested in accordance with the elections made by the existing account owner.
Dividends and Share splits

26.	What happens if we issue a share dividend or declare a share split?
Any share dividends or share splits we distribute on our common shares with respect to both certificated and book-entry (whole and fractional) shares will be credited automatically to the participant’s Plan account.
U.S. Federal Tax Consequences of Acquiring Shares Under the Plan

27.	What are some of the tax consequences of my participation in the plan?
The U.S. federal tax treatment of dividend reinvestment and share purchase programs is not entirely clear. You are encouraged to consult your tax advisor with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchase of shares under the Plan, your tax basis and holding period for shares acquired under the Plan and the character, amount and tax treatment of any gain or loss realized on the disposition of shares. The following is a brief summary of the material U.S. federal income tax considerations applicable to the Plan, is for general information only, and does not constitute tax advice.

The information in this section is based on the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, existing, temporary and proposed regulations under the Internal Revenue Code, the legislative history of the Internal Revenue Code, current administrative rulings and practices of the Internal Revenue Service, or IRS, and court decisions, all as of the date hereof. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.
If you participate in the dividend reinvestment feature under the Plan, you will be treated for U.S. federal income tax purposes as having received, on the investment date, a distribution in an amount equal to the sum of (a) the fair market value of the shares on the date the shares were acquired with reinvested dividends, (b) your pro rata share of any brokerage commissions paid by us in connection with the purchase of common shares by the plan administrator from parties other than us, either on the open market or in privately negotiated transactions and (c) any cash distributions actually received by you with respect to common shares not included in the Plan. The tax basis of shares purchased under the Plan will be equal to the fair market value of the shares on the date the shares were acquired plus your pro rata share of any brokerage fees paid by us.
The treatment of direct share purchase programs is not entirely clear, with most of the guidance being private letter rulings issued by the IRS on which other taxpayers are not entitled to rely. In the most recent private letter ruling (involving a plan which did not use open market purchases), the IRS concluded that there is no deemed distribution in connection with shares acquired through a direct share purchase plan. In that ruling, the IRS did not make any distinction between persons who participate only in the direct share purchase plan and persons who participate in the dividend reinvestment plan and the direct share purchase plan. In earlier private letter rulings, the IRS has suggested that a participant in both plans is treated as receiving a distribution with respect to the optional cash payment, which is taxed as described below, in an amount equal to (i) any excess of the fair market value of the shares on the investment date over the amount of the optional cash payment, plus (ii) the amount of any brokerage commissions, mark-ups, and other fees or expenses incurred by the REIT on the participant’s behalf in connection with purchases on the open market. Shares acquired through the optional share purchase feature under the Plan should have a tax basis equal to the amount of the payment plus the total amount of distributions, if any, you are treated as receiving as described above.
Distributions that you receive as a result of dividend reinvestment and/or optional share purchases will be taxable as dividends and/or as a distribution that reduces the basis in your shares or is treated as gain from the sale of common shares as discussed in “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders” and “—Taxation of Non-U.S. Shareholders” in this prospectus.
Your holding period for shares acquired pursuant to either program under the Plan will begin on the day following the investment date. Dividends received by corporate shareholders will not be eligible for the dividends received deduction.
You will not realize any taxable income upon receipt of certificates for whole shares credited to your account, either upon your request for certain of those shares or upon termination of participation in the Plan. You will realize gain or loss upon the sale or exchange of shares acquired under the Plan. You will also realize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share equivalent credited to your account. The amount of any such gain or loss will be the difference between the amount that you received for the shares or fractional share equivalent and the tax basis thereof. See “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Shareholders on the Disposition of our Common Shares” and “—Taxation of Non-U.S. Shareholders” in this prospectus.

Withholding taxes or backup withholding will apply to dividends that are subject to the dividend reinvestment feature of the Plan in the same manner as withholding taxes and backup withholding apply to cash dividends. See “Material U.S. Federal Income Tax Considerations—Information Reporting Requirements and Withholding, Shares Held Offshore” and “—Taxation of Non-U.S. Shareholders” in this prospectus. In the case of participants that are subject to withholding tax or backup withholding in respect of amounts deemed to be received under the Plan, we or the Plan Administrator will reinvest dividends less the amount of tax required to be withheld.
Foreign shareholders who elect to make optional cash payments only will continue to receive regular cash dividends on shares registered in their names in the same manner as if they were not participating in the Plan. Funds for optional cash payments must be in United States dollars and will be invested in the same way as payments from other participants.
All costs of administering the Plan, except for costs related to your voluntary selling of common shares, will be paid by us. Consistent with the conclusion reached by the IRS in a private letter ruling issued to another REIT, we intend to take the position that these costs do not constitute a distribution which is either taxable to you or which would reduce your basis in your shares. However, since the private letter ruling was not issued to us, we have no legal right to rely on its conclusions. Thus, it is possible that the IRS might view your share of the costs as constituting a taxable dividend to you and/or a distribution which reduces the basis in your common shares or is treated as gain from the sale of common shares. For this or other reasons, we may in the future take a different position with respect to the costs of administering the Plan.
Modification and Termination

28.	What happens if a participant wishes to terminate participation in the Plan?
You can terminate your participation in the Plan at any time by contacting the Plan Administrator. You can submit your request for termination either online, by telephone or through the mail (see Contact Information). For your convenience, a Transaction Request Form is attached to your account statement. Complete the Transaction Request Form by filling in the required fields and indicating your intention to terminate your participation in the Plan. Following termination, all future dividends will be paid to you in cash.
Retain shares – If you elect to keep your shares, the whole shares held in your Plan balance will be moved to book-entry DRS. Any fractional shares will be sold at the market price and you will receive a check (less any fees) for the proceeds.
Sell shares – If you choose to sell all of your shares, your sale proceeds, less applicable taxes and transaction fees, will be remitted to you via check, or you can choose to have them directly deposited into your bank account.
If you terminate your participation in the Plan but do not indicate your preference to retain or sell your shares, the Plan shares will be moved to book-entry DRS until the Plan Administrator receives further instructions.
The Plan Administrator reserves the right to terminate participation in the Plan if a participant does not have at least one whole share in the Plan. Upon termination the participant may receive the cash proceeds from the sale of any fractional share, less any transaction fee and brokerage commission.

29.	May the Plan be amended, suspended or terminated?
We, along with the Plan Administrator, may amend, suspend or terminate the Plan at any time. Any such amendment, suspension or termination will be effective upon a designated date and notice of such amendment, suspension or termination will be sent to all participants as soon as administratively possible.
If the Plan is terminated, whole shares will continue to be held in your Plan account.
Plan Administrator Responsibilities

30.	What are the Plan Administrator’s responsibilities under the Plan?
Neither we, the Plan Administrator nor its nominee shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall we or they have any duties, responsibilities or liabilities except such as are expressly set forth herein.
In administering the Plan, neither we, the Plan Administrator nor any independent agent selected by the Plan Administrator shall be liable for any good faith act or omission to act, including, but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which common share are purchased or sold, or (iii) as to the value of the common shares acquired for participants. Buying and selling common shares are subject to investment risk. The price may fall or rise during the period between a request for investment or sale, its receipt by the Plan Administrator, and the ultimate transaction. Any decision to purchase or sell securities through the Plan must be made by the participant based upon his or her own research and judgment. The price risk will be borne solely by the participant.
The Plan Administrator is acting solely as our agent and owes no duties, fiduciary or otherwise, to any other person by reason of the Plan, and no implied duties, fiduciary or otherwise, shall be read into the Plan. The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into the Plan against the Plan Administrator or us.
In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.
The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.
The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under the Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as administratively possible under the circumstances.

The Plan Administrator is authorized to choose a broker, including an affiliated broker, at its sole discretion to facilitate purchases and sales of our common shares by Plan participants. The Plan Administrator will furnish the name of the registered broker, including any affiliated broker, utilized in share transactions within a reasonable time upon written request from a participant.
The Internal Revenue Code imposes certain reporting obligations upon brokers and other middlemen. As a result, the Plan Administrator will be required to report to the IRS and the participant any sales of share by the Plan Administrator on behalf of a participant.
The Plan Administrator may, for various reasons, require a transaction request to be submitted in writing. Contact the Plan Administrator to determine if a particular request, including any sales request, must be submitted in writing.
Any notice, instruction, request, election or direction that is required or permitted under the Plan shall become effective when received by the Plan Administrator. Such notice, instruction, request, election or direction shall be mailed to the address set forth herein.
Except as otherwise expressly provided herein, participants may not sell, pledge, hypothecate or otherwise assign or transfer the participant’s account any interest therein or any cash or shares credited to the participant’s account. No attempt at any such sale, pledge, hypothecation or other assignment or transfer shall be effective. Nothing herein shall affect a share owner’s rights in respect to shares for which certificate(s) have been received.
The terms and conditions of the Plan and the authorization form shall be governed by the laws of the State of Minnesota.

31.	What if I have additional questions about the Plan?
Additional questions about the Plan should be directed to the Plan Administrator. If your shares are held by a Nominee, contact your Nominee for more information. They can contact the Plan Administrator directly for instructions on how to participate on your behalf.

SUMMARY OF PLAN OPTIONS AND FEES
Summary of Plan Options

Optional Cash Purchase Portion of the Plan:
Minimum one-time initial purchase for new investors	$250.00	*
Minimum optional cash purchase amount	$50.00
Minimum recurring automatic investment amount	$50.00
Maximum optional cash purchase amount	$10,000/month	**

*    May also be satisfied by making five minimum recurring automatic investments of $50.00 each.
**    With our prior approval, maximum optional cash purchases may exceed $10,000 monthly.
Dividend Reinvestment Portion of the Plan:
Dividend reinvestment options          Full or Partial Reinvestment

Summary of Transaction and Processing Fees

Investment Fees:
Initial enrollment fee (for new investors only)	Company Paid
Dividend reinvestment	Company Paid
Fee for optional cash purchase via check	Company Paid
Fee for optional cash purchase via one-time automatic investment	Company Paid
Fee for optional cash purchase via recurring automatic investment	Company Paid
Purchase trading commission per share for dividend reinvestment	Company Paid
Purchase trading commission per share for optional cash purchases	Company Paid

Fees Payable by Participants in Connection With the Sale of Shares from a Plan Account:
Batch Order	$15.00
Market Order	$25.00
Limit Order per transaction	$30.00
Stop Order	$30.00
Sale trading commission per share	$0.12
Direct deposit of sale proceeds	$5.00
Other Fees Payable Under the Plan:
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawal (per item)	$35.00
Prior year duplicate statements (per year)	$15.00

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
Although the following summary describes the material terms of our shares of beneficial interest, it is not a complete description of the Maryland REIT Law, or the MRL, the Maryland General Corporation Law, or the MGCL, provisions applicable to a Maryland real estate investment trust or our declaration of trust and bylaws. We have incorporated by reference our declaration of trust and bylaws as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our declaration of trust provides that we may issue up to 500,000,000 common shares, $0.01 par value per share, and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share, or preferred shares. As of December 22, 2016, 38,366,091common shares were issued and outstanding and no preferred shares were issued and outstanding. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without shareholder approval.
Under the MRL, shareholders are not personally liable for the obligations of a real estate investment trust solely as a result of their status as shareholders.
Common Shares
The common shares we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, holders of our common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.
Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of our common shares will possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.
Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.

Preferred Shares
Our declaration of trust authorizes our board of trustees to authorize the issuance of preferred shares in one or more classes or series and may determine, with respect to any such class or series, the rights, preferences, privileges and restrictions of the preferred shares of that series, including:

•	distribution rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemptions; and

•	liquidation preferences.
The issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. In addition, any preferred shares that we issue could rank senior to our common shares with respect to the payment of distributions, in which case we could not pay any distributions on our common shares until full distributions have been paid with respect to such preferred shares.
Power to Reclassify Our Unissued Shares of Beneficial Interest
Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by the MRL and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. As of December 22, 2016, no preferred shares are outstanding.
Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares
Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue such classified or reclassified shares of beneficial interest. The additional classes or series, as well as the common shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees presently does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer
For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Because our board of trustees believes it is at present in our best interests to qualify as a REIT, among other purposes, our declaration of trust, subject to certain exceptions, restricts the amount of our shares of beneficial interest that a person may beneficially or constructively own. Our declaration of trust provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest.
Our declaration of trust also prohibits any person from (i) beneficially owning shares of beneficial interest to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring our shares of beneficial interest to the extent that such transfer would result in our shares of beneficial interest being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of beneficial interest to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary, or TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning or transferring our shares of beneficial interest if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as “eligible independent contractors” under the REIT rules of the Code. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares of beneficial interest that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT.
Our board of trustees, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of trustees such representations, covenants and undertakings as our board of trustees may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of trustees may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of trustees may require a ruling from the Internal Revenue Service, or the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT. Our board of trustees may impose such conditions or restrictions as it deems appropriate in connection with granting an exemption.
Any attempted transfer of our shares of beneficial interest which, if effective, would violate any of the restrictions described above will result in the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of beneficial interest being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the event causing the shares to be held in the trust did not involve a purchase of the shares at market price (as defined in our declaration of trust), the market price of the shares on day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of beneficial interest held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust or, if the event causing the shares to be held in trust did not involve a purchase of the shares at market price, the market price of the shares on the day of the event causing the shares to be held in trust and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and the charitable beneficiary and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.
If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares of beneficial interest, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares of beneficial interest that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner is required to provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our shares or otherwise be in the best interest of our shareholders.
Stock Exchange Listing
Our common shares are listed on the NYSE under the symbol “CLDT.”

Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Wells Fargo Bank, National Association.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR
DECLARATION OF TRUST AND BYLAWS
Although the following summary describes certain provisions of Maryland law and of our declaration of trust and bylaws as they are in effect, it is not a complete description of our declaration of trust and bylaws, copies of which are available from us upon request, or Maryland law. See “Where You Can Find More Information.”
Number of Trustees; Vacancies
Our declaration of trust and bylaws provide that the number of our trustees may be established by our board of trustees but may not be more than 15. Our declaration of trust also provides that, at such time as we have at least three independent trustees and a class of our common shares or preferred shares is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of trustees. Accordingly, except as may be provided by our board of trustees in setting the terms of any class or series of shares, any and all vacancies on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term in which the vacancy occurred and until a successor is duly elected and qualifies.
Effective November 12, 2013, our board of trustees was divided into three classes of trustees, each serving a staggered three-year term. On April 9, 2015, our board of trustees adopted a resolution, and we filed articles supplementary to our declaration of trust to provide for annual elections of all trustees to be phased-in over time. Starting at the 2015 annual meeting of shareholders, trustees nominated for election were elected for a one-year term, and by the 2017 annual meeting of shareholders, all trustees will be elected by our shareholders annually.
A plurality of all votes cast on the matter at a meeting of shareholders at which a quorum is present is sufficient to elect a trustee. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.
Policy on Majority Voting
Our board of trustees has adopted a policy regarding the election of trustees in uncontested elections. Pursuant to the policy, in an uncontested election of trustees, any nominee who receives a greater number of votes affirmatively withheld from his or her election than votes for his or her election will, within two weeks following certification of the shareholder vote by our company, submit a written resignation offer to our board of trustees for consideration by our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following certification by our company of the shareholder vote with respect to such election, will make a recommendation to our board of trustees concerning the acceptance or rejection of the resignation offer. Our board of trustees will take formal action on the recommendation no later than 90 days following certification of the shareholder vote by our company. We will publicly disclose the decision of our board of trustees. Our board of trustees will also provide an explanation of the process by which the decision was made and, if applicable, its reason or reasons for rejecting the tendered resignation.

Removal of Trustees
Our declaration of trust provides that, subject to the rights of holders of any series of preferred shares, a trustee may be removed only for “cause,” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, generally precludes shareholders from removing incumbent trustees except for “cause” and with a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.
Business Combinations
Under Maryland law, certain “business combinations” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the trust’s voting shares; or

•
an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

•
two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super majority approval requirements do not apply if the trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder.

Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of trustees, including a majority of trustees who are not affiliates or associates of such person, and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. Control Shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the real estate investment trust. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote of outstanding shares for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of shareholders.
We have elected to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of trusteeships and (3) provide that special meetings of our shareholders may only be called by our chairman, chief executive officer, president and board of trustees.
Meetings of Shareholders
Pursuant to our declaration of trust and bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held annually on a date and at the time and place set by our board of trustees. In addition, our chairman, chief executive officer, president or board of trustees may call a special meeting of our shareholders.
Mergers; Extraordinary Transactions
Under the MRL, a Maryland real estate investment trust generally cannot merge with, or converts into, another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust. Our declaration of trust provides that these actions may be approved by the affirmative vote of a majority of all of the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if advised by our board of trustees and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of our operating assets are held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our shareholders.
Amendment to Our Declaration of Trust and Bylaws
Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust.

Except for amendments to the provisions of our declaration of trust related to the removal of trustees and the vote required to amend the provision regarding amendments to the removal provisions itself (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust may be amended only if advised by our board of trustees and approved by the affirmative vote of at least a majority of all of the votes entitled to be cast on the matter.
Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Our Termination
Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by a majority of our entire board of trustees and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Trustee Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees at an annual meeting and the proposal of business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder of record both at the time of giving notice and at the time of the annual meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to the secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of trustees at the preceding year’s annual meeting.
With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only (1) by or at the direction of our board of trustees or (2) provided that our board of trustees has determined that trustees will be elected at such meeting, by a shareholder of record at the time of giving notice and who is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., eastern time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of trustees to be elected at the meeting.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our trustees, officers or other employees to us or to our shareholders, (c) any action asserting a claim against us or any of our trustees, officers or other employees arising pursuant to any provision of the MRL, the MGCL (to the extent applicable to us) or our declaration of trust or bylaws or (d) any action asserting a claim against us or any of our trustees, officers or other employees that is governed by the internal affairs doctrine.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws
If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of trustees is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our declaration of trust and bylaws, as applicable, on removal of trustees and the filling of trustee vacancies and the restrictions on ownership and transfer of shares of beneficial interest, together with the advance notice and shareholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common shares or otherwise be in their best interests.
Indemnification and Limitation of Trustees’ and Officers’ Liability
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment and is material to the cause of action. Our declaration of trust contains a provision which limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.
Our declaration of trust permits us and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee or officer and at our request, serves or has served another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, member or manager and who is made or is threatened to be made a party to the proceeding by reason of his or her service in any such capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.
The MRL permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer has reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL requires us, as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.
We have entered into indemnification agreements with our trustees and our executive officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

REIT Qualification
Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations that you, as a shareholder, may consider relevant. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt shareholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Shareholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our securities;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our securities through the exercise of employee share options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons holding our securities through a partnership or similar pass-through entity.
This summary assumes that shareholders hold our securities as capital assets for U.S. federal income tax purposes, which generally means property held for investment.
The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
Taxation of Our Company
We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our short taxable year ended December 31, 2010. We believe that, commencing with such short taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.
In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2012 through December 31, 2015 and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2016 and thereafter. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court, and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of ownership of our shares of beneficial interest, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to U.S. federal tax in the following circumstances:

•
We will pay U.S. federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:
•net income from the sale or other disposition of property acquired through foreclosure or after a default on a lease of the property (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•    other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•    the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by
•    a fraction intended to reflect our profitability.

•
If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary, or TRS, that are not conducted on an arm’s-length basis.

•
If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•
If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the up to 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•    the amount of gain that we recognize at the time of the sale or disposition, and
•    the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, will be subject to federal corporate income tax.
In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, domestic TRSs will be subject to federal, state and local corporate income tax on their taxable income.
Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more directors or trustees.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.
We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the Code, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our declaration of trust provides restrictions regarding the transfer and ownership of our shares of beneficial interest. See “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer.” We believe that we have issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our declaration of trust are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 described above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.
In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status and comply with the record-keeping requirements of the Code and regulations promulgated thereunder.
Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our operating partnership and any other partnership, joint venture or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we have acquired or will acquire an equity interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.
We have control of our operating partnership and generally intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. For example, we own non-controlling interests in the NewINK JV and the Inland JV, but currently are a managing member of each of those entities. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Taxable REIT Subsidiaries. A REIT may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, unless such rights are provided to an “eligible independent contractor” (as defined below under “— Gross Income Tests — Rents from

Real Property”) to operate or manage a lodging facility or health care facility and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. Additionally, a TRS that employs individuals working at a qualified lodging facility located outside the United States will not be considered to operate or manage a qualified lodging facility as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract.
We are not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such TRS, if any, as dividend income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of our TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
A domestic TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We have one TRS, Chatham TRS Holding, Inc., whose wholly owned subsidiaries are the lessees of our wholly owned hotel properties.
We indirectly own our investment in the 47 NewINK JV hotels and our investment in the 48 Inland JV hotels through joint ventures owned through our operating partnership. All of the joint venture hotels are leased to lessee entities in which we indirectly own noncontrolling interests through our TRS holding company. We refer to those entities and the wholly owned subsidiaries of our TRS holding company that lease our wholly owned hotels as our “TRS lessees.” Those lessee entities have engaged eligible independent contractors to operate the hotels. As is the case with our wholly owned hotels, with respect to the joint venture hotels in which we own our investment through joint ventures owned through our operating partnership, our TRS holding company will pay federal income tax at regular corporate rates on its allocable share of income earned by the TRS lessees with respect to the hotels.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

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income derived from the temporary investment in stock and debt investments purchased with the proceeds from the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Exchange Act) is treated as a “real estate asset” for the asset tests, see “—Asset Tests,” the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.
Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions,” as defined below in “—Hedging Transactions,” that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain” herein. The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

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Second, neither we nor a direct or indirect owner of 10% or more of our shares of beneficial interest may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. If the tenant is a TRS and the property is a “qualified lodging facility,” such TRS may not directly or indirectly operate or manage such property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS.

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Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than certain customary services provided to tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties. We need not provide services through an “independent contractor” or a TRS, but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of services not described in the prior sentence to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property.

Our TRS lessees lease the land, buildings, improvements, furnishings and equipment comprising our hotel properties. In order for the rent paid under the leases to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

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the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

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the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, the U.S. federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.
We believe that our leases are structured so that they qualify as true leases for U.S. federal income tax purposes. Our belief is based on the following with respect to each lease:

•	our operating partnership or joint venture and the lessee intend for their relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;

•	the lessee has the right to exclusive possession and use and quiet enjoyment of the hotels covered by the lease during the term of the lease;

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the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels other than the cost of certain capital expenditures, and dictates through hotel managers that are eligible independent contractors, who work for the lessee during the terms of the lease, how the hotels are operated and maintained;

•
the lessee bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the lease, other than real estate and personal property taxes and the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

•	the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the hotels during the term of the lease;

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in the event of damage or destruction to a hotel, the lessee is at economic risk because it bears the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the hotel to its prior condition;

•
the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the hotels or (B) the lessee’s use, management, maintenance or repair of the hotels;

•	the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the hotels under the lease;

•
the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers, who work for the lessees during the terms of the leases, operates the hotels;

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each lease that we have entered into, at the time we entered into it (or at any time that any such lease is subsequently renewed or extended) enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases; and

•	upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.
We expect that the leases we enter into in the future with our TRS lessees will have similar features.
Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for U.S. federal income tax purposes. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from the TRS lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would fail to qualify as a REIT unless we qualify for relief, as described below under “— Failure to Satisfy Gross Income Tests.”
As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that percentage rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.
More generally, percentage rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.
Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares of beneficial interest is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that all of our hotels will be leased to TRSs. In addition, our declaration of trust prohibits transfers of our shares of beneficial interest that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares of beneficial interest, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as “rents from real property” as long as the property is a “qualified lodging facility” and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.
Our TRS lessees lease our hotel properties, which we believe constitute qualified lodging facilities. Our TRS lessees engage independent third-party hotel managers, such as Island Hospitality Management, Concord Hospitality Enterprises Company and Marriott International, Inc., that qualify as “eligible independent contractors,” to operate the related hotels on behalf of such TRS lessees.
Third, the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). To comply with this limitation, a TRS lessee may acquire furnishings, equipment and other personal property. With respect to each hotel in which the TRS lessee does not own the personal property, we believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.
Fourth, we generally cannot furnish or render services to the tenants of our hotels, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Furthermore, our TRSs may provide customary and noncustomary services to our tenants without tainting our rental income from such properties. However, we need not provide services through an “independent contractor” or TRS but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services does not exceed 1% of our income from the related property. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs or would not otherwise jeopardize our tax status as a REIT.

If a portion of the rent that we receive from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we might be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees will be required to pay certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges do not qualify as “rents from real property,” they instead may be treated as interest that qualifies for the 95% gross income test, but not the 75% gross income test, or they may be treated as nonqualifying income for purposes of both gross income tests. We believe that we have structured our leases in a manner that will enable us to satisfy the REIT gross income tests.
Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•
an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
We may invest opportunistically from time to time in mortgage debt and mezzanine loans when we believe our investment will allow us to acquire control of the related real estate. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan or on the date we modify the loan (if the modification is treated as “significant” for tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. In the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. For purposes of this paragraph, however, under IRS guidance we do not need to redetermine the fair market value of the real property in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan.
Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that the mezzanine loans we will acquire may not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in manner that will enable us to continue to satisfy the gross income and asset tests.
Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1031 or 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) with respect to taxable years beginning after December 31, 2015, (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10% or (5) with respect to taxable years beginning after December 31, 2015, (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or, with respect to taxable years beginning after December 31, 2015, a TRS.

We will attempt to comply with the terms of the safe-harbor provision in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means any of (1) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (3) any transaction entered into after December 31, 2015 to “offset” a transaction described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.
We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.
First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

•	government securities;

•
interests in real property, including leaseholds and options to acquire real property and leaseholds, and, for taxable years beginning after December 31, 2015, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;

•	interests in mortgage loans secured by real property;

•	stock in other REITs and debt instruments issued by “publicly offered REITs”; and

•
investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities, or the 10% vote test, or 10% of the total value of any one issuer’s outstanding securities, or the 10% value test.
Fourth, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.
Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property.
For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, debt of a “publicly offered REIT,” equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT other than a “publicly offered REIT,” except that for purposes of the 10% value test, the term “securities” does not include:

•
“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•    a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and
•    a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•
Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•
Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
As described above, we may, on a select basis, invest in mortgage loans and mezzanine loans. Although we expect that our investments in mezzanine loans will generally be treated as real estate assets, we anticipate that the mezzanine loans in which we invest may not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. Additionally, we expect that any investments in mortgage loans will generally be treated as real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property (including, for loans secured by real property and personal property where the fair market value of the personal property is less than 15% of the total fair market value of all such property, such personal property) securing the loan, a portion of such loan likely will not be a qualifying real estate asset. Under Revenue Procedure 2014-51, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the real property securing the loan on the date the REIT acquires the loan or (2) the fair market value of the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of personal property securing a mortgage loan, which treat personal property as real property so long as no more than 15% of the fair market value of the property securing a loan is personal property. We intend to invest in mortgage loans and mezzanine loans in a manner that will enable us to continue to satisfy the asset and gross income test requirements.
We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•
the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2)  file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
We believe that the assets that we hold will satisfy the foregoing asset test requirements. However, we have not obtained and will not obtain independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage or mezzanine loans that support our investments. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of
•    90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and
•    90% of our after-tax net income, if any, from foreclosure property, minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”
We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the shareholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
Further, with respect to our 2014 and prior taxable years, in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. However, for taxable years beginning after December 31, 2014, the preferential dividend rule does not apply to “publicly offered REITs.” Thus, so long as we continue to qualify as a “publicly offered REIT,” the preferential dividend rule will not apply to our 2015 and subsequent taxable years.”
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,
we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities.
We may satisfy the REIT annual distribution requirements by making taxable distributions of our shares of beneficial interest. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares of beneficial interest as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by the taxpayers to whom they were issued. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/shares dividends, but that revenue procedure has expired. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares of beneficial interest. We currently do not intend to pay taxable dividends payable in cash and shares of beneficial interest.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (for which the cure provisions are described above), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as dividend income. Subject to certain limitations, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Taxable U.S. Shareholders
As used herein, the term “U.S. shareholder” means a beneficial owner of our shares of beneficial interest that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our shares, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our shares by the partnership.
As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made from our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share dividends and then to our common share dividends. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. shareholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is 39.6%. Qualified dividend income generally includes dividends paid to U.S. shareholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our shareholders (see “—Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as our TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend. In addition, individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.
A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “—Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares of beneficial interest by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s shares. Instead, the distribution will reduce the adjusted basis of such shares of beneficial interest. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted tax basis in his or her shares of beneficial interest as long-term capital gain, or short-term capital gain if the shares of beneficial interest have been held for one year or less, assuming the shares of beneficial interest are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Taxation of U.S. Shareholders on the Disposition of Our Common Shares
A U.S. shareholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our shares as long-term capital gain or loss if the U.S. shareholder has held our shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our shares may be disallowed if the U.S. shareholder purchases other shares within 30 days before or after the disposition.

Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. In addition, individuals, estates or trusts whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our shares.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our shareholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of beneficial interest in the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance its acquisition of our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of beneficial interest only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of beneficial interest in proportion to their actuarial interests in the pension trust; and

•	either:
•    one pension trust owns more than 25% of the value of our shares of beneficial interest; or

•    a group of pension trusts individually holding more than 10% of the value of our shares of beneficial interest collectively owns more than 50% of the value of our shares of beneficial interest.
Taxation of Non-U.S. Shareholders
The term “non-U.S. shareholder” means a beneficial owner of our shares that is not a U.S. shareholder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our shares, including any reporting requirements.
A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business (conducted through a United States permanent establishment, where applicable), the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. Except with respect to certain distributions attributable to the sale of USRPIs described below, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.
A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares of beneficial interest. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in certain corporations at least 50% of whose assets consist of USRPIs. Under FIRPTA, subject to exceptions discussed below, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We would be required to withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.
However, capital gain distributions on our shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (i) the applicable class of our shares is regularly traded on an established securities market in the United States and (ii) the non-U.S. shareholder did not own more than 10% of that class of shares at any time during the one-year period preceding the distribution. As a result, non-U.S. shareholders owning 10% or less of a regularly traded class of our shares generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe our common shares currently are treated as regularly traded on an established securities market in the United States. If the applicable class of shares is not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 10% of the applicable class of shares at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. shareholder disposes of the shares during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire the shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our shares held by U.S. shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. shareholder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. shareholder furnishes required information to the IRS on a timely basis.
Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are and will continue to be a United States real property holding corporation based on our asset mix and investment strategy. However, despite our status as a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our shares if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test will be met. If the applicable class of our shares are regularly traded on an established securities market, an additional exception to the tax under FIRPTA is available with respect to that class of shares, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells the shares. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if:

•	the applicable class of our shares is treated as being regularly traded under applicable U.S. Treasury regulations on an established securities market; and

•	the non-U.S. shareholder owned, actually or constructively, 10% or less of the applicable class of our shares at all times during a specified testing period.
As noted above, we believe that our common shares are currently treated as being regularly traded on an established securities market.

If the gain on the sale of our shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

•
the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

•
the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.
In addition, a sale of our shares by a “qualified shareholder” who holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA. As with distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding on a sale of our shares.
A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of our shares by a “qualified foreign pension fund” that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
FATCA Withholding. A U.S. withholding tax at a 30% rate will be imposed on dividends paid on our shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments after December 31, 2018, on proceeds from the sale of our shares received by certain non-U.S. shareholders. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Information Reporting Requirements and Backup Withholding, Shares Held Offshore
We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN. W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. shareholder of our shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Shareholders are urged consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
A U.S. withholding tax at a 30% rate will be imposed on dividends paid on our shares received by U.S. shareholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments after December 31, 2018, on proceeds from the sale of our shares received by U.S. shareholders who own their shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.
Other Tax Consequences
Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships
The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.
Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.
Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member) for U.S. federal income tax purposes. Each Partnership intends to be classified as a partnership for U.S. federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.
A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if

(1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership is expected to qualify for the private placement exclusion in the foreseeable future. Additionally, if our operating partnership were a publicly traded partnership, we believe that our operating partnership would have sufficient qualifying income to satisfy the 90% passive income exception and thus would continue to be taxed as a partnership for U.S. federal income tax purposes.
We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for U.S. federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.
Income Taxation of the Partnerships and their Partners
Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a Partnership’s tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary.
Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Our Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased by our operating partnership for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. In the future, however, our operating partnership may admit partners in exchange for a contribution of appreciated or depreciated property, resulting in book-tax differences. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (ii) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method will be used to account for book tax differences for properties that may be acquired by our operating partnership in the future.
Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to our operating partnership;

•	increased by our allocable share of our operating partnership’s income and our allocable share of indebtedness of our operating partnership; and

•
reduced, but not below zero, by our allocable share of our operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Depreciation Deductions Available to Our Operating Partnership. To the extent that our operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for U.S. federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership’s initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor’s basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for U.S. federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the U.S. federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.
Sale of a Partnership’s Property
Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution, subject to certain adjustments. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.
Legislative or Other Actions Affecting REITs
The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective common shareholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common shares.
State, Local and Foreign Taxes
We and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a shareholder transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you are urged to consult your own tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our common shares.

PLAN OF DISTRIBUTION
The Plan allows for shares to be purchased and dividends to be reinvested into common shares acquired by the Plan Administrator either on the open market or directly from us through the issuance of common shares. We will pay all transaction or processing fees, expenses or service charges on common shares purchased either on the open market or directly from us under the Plan with respect to reinvested dividends. With respect to optional cash purchases under the Plan, we generally will pay all transaction or processing fees, expenses or service charges on common shares purchased either on the open market or directly from us under the Plan; however, a participant will be responsible for paying certain fees associated with the sale of any shares held in his or her Plan account and for certain other administrative matters. See “Summary of Plan Options and Fees” in this prospectus for a summary of the fees that apply to your participation in the Plan and the sale of your shares.
In connection with the administration of the Plan, we may be requested to approve investments made pursuant to Requests for Waiver by or on behalf of participants or other investors who may be engaged in the securities business. Persons who acquire common shares through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act, and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which they would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the common shares so purchased.
Our common shares may not be available under the Plan in all states or jurisdictions. We are not making an offer to sell our common shares in any jurisdiction where the offer or sale is not permitted.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Hunton & Williams LLP and, with respect to matters of Maryland law, by Venable LLP. In addition, the summary of legal matters contained in the section of this prospectus under the heading “Material U.S. Federal Income Tax Considerations” is based on the opinion of Hunton & Williams LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Chatham Lodging Trust for the year ended December 31, 2015, the audited historical financial statements of INK Acquisition, LLC & Affiliates, incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of Chatham Lodging Trust for the year ended December 31, 2015, for the period from January 1, 2014 to June 9, 2014 and for the year ended December 31, 2013, and the audited financial statements of IHP I Owner JV, LLC & Affiliates, incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of Chatham Lodging Trust for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Dividend Reinvestment
and
Direct Share Purchase Plan
Up to $25,000,000
Common Shares
PROSPECTUS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Registrant.

SEC registration fee	$2,898
Printing fees	8,000
Legal fees and expenses	33,000
Accounting fees and expenses	27,500
Miscellaneous expenses	13,500

Total	$84,898
All amounts in the table above, except the SEC registration fee, are estimated. These amounts do not include expenses of listing fees, transfer agent fees and other expenses related to offerings of common shares from time to time.
Item 15. Indemnification of Trustees and Officers.
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.
Our declaration of trust permits us and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee or officer and at our request, serves or has served another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, member or manager and who is made or is threatened to be made a party to the proceeding by reason of his or her service in any such capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.
The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The Maryland General Corporation Law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer has reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Maryland law requires us to obtain (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.
We have entered into indemnification agreements with our trustees and our executive officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.
We have obtained an insurance policy under which our trustees and executive officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such trustees and officers by reason of any acts or omissions covered under such policy in their respective capacities as trustees or officers, including certain liabilities under the Securities Act of 1933.
We have been advised that the SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933 is against public policy and is therefore unenforceable.
Item 16. Exhibits.
The list of exhibits following the signature page of this Registration Statement on Form S-3 is incorporated herein by reference.
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on December 23, 2016.
CHATHAM LODGING TRUST

By:    /S/ JEFFREY H. FISHER
Jeffrey H. Fisher
Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey H. Fisher, Jeremy B. Wegner, Dennis M. Craven and Eric Kentoff and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 23, 2016.

Signature	Title

/s/ JEFFREY H. FISHER Jeffrey H. Fisher	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ JEREMY B. WEGNER Jeremy B. Wegner	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ MILES BERGER Miles Berger	Trustee
/s/ THOMAS J. CROCKER Thomas J. Crocker	Trustee
/s/ JACK P. DEBOER Jack P. DeBoer	Trustee
______________________ Glen R. Gilbert	Trustee
/s/ C. GERALD GOLDSMITH C. Gerald Goldsmith	Trustee
/s/ ROBERT PERLMUTTER Robert Perlmutter	Trustee
/s/ ROLF E. RUHFUS Rolf E. Ruhfus	Trustee

EXHIBIT INDEX
The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit Number	Description
3.1
Articles of Amendment and Restatement of Chatham Lodging Trust (incorporated by reference to Exhibit 3.1 to the Company’s Annual on Form 10-K (File No. 001-34693) filed with the Commission on February 29, 2016).

3.2
Second Amended and Restated Bylaws of Chatham Lodging Trust (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-34693) filed with the Commission on April 21, 2015).

5.1*	Opinion of Venable LLP as to the legality of the securities being registered (filed herewith).
8.1*	Tax Opinion of Hunton & Williams LLP (filed herewith).
10.1
Agreement of Limited Partnership of Chatham Lodging, L.P. (incorporated by reference to Exhibit 3.3 of Amendment No. 4 to the Company’s Registration Statement on Form S-11/A (File No. 333-162889) filed with the Commission on February 12, 2010).

10.2
First Amendment to the Agreement of Limited Partnership of Chatham Lodging, L.P. (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (File No. 001-34693) filed with the Commission on August 6, 2015).

23.1*
PricewaterhouseCoopers LLP Consent to include Report on Financial Statements of Chatham Lodging Trust and Consent to include report on Financial Statements of INK Acquisition, LLC & Affiliates and IHP I Owner JV, LLC & Affiliates (filed herewith).

23.2*	Grant Thornton LLP Consent to include Report on Financial Statements of INK Acquisition, LLC & Affiliates (filed herewith).
23.3*	Grant Thornton LLP Consent to include Report on Financial Statements of IHP I Owner JV, LLC and Affiliates (filed herewith).
23.4	Consent of Venable LLP (included in Exhibit 5.1).
23.5	Consent of Hunton & Williams LLP (included in Exhibit 8.1).
24.1	Power of Attorney (included on signature page).

* Filed herewith.